Quarterly Statement Message

The Women’s Equity Fund’s investment advisor has agreed to be acquired by PAX World Mgmt  Co (“PWMC”).  The trustees of the fund recommend that Women’s Equity Fund merge into PAX World Women’s Equity Fund, managed by PWMC and that you vote accordingly on the proxy card recently mailed.  For further info, contact us at 888-552-9363 or info@womens-equity.com.